The Chrysler Building
                                        405 Lexington Avenue, New York, NY 10174
                                        (212) 704-6000 Fax (212) 704-6288

                                                               February 12, 2001

WealthHound.com, Inc.
225 Broadway
Suite 910
New York, NY  10007

Dear Sir or Madam:

         We have acted as counsel to WealthHound.com, Inc., a Delaware corporation (formerly a Florida corporation) (the "Company"), in connection with its filing of an Amendment No. 1 to its registration statement on Form SB-2, No. 333-49902 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of an aggregate of 74,072,034 shares of common stock, par value $.001 per share (the "Common Stock") of the Company.

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies or facsimiles, and that the Company has a sufficient number of shares of Common Stock authorized to issue shares of Common Stock pursuant to the terms of the Subscription Agreements (as defined below) and the Private Equity Line of Credit Agreement between the Company and Jadesburg Limited, dated as of July 3, 2000 (the "Credit Agreement"). As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on


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WealthHound.com, Inc.
February 12, 2001
Page 2


certificates  of  public   officials  and  certificates  of  officers  or  other
representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that:

                  (a) the shares of Common Stock issuable upon conversion of notes issued and issuable pursuant to each of the subscription agreements between the Company and each of the investors (as specified on Schedule I hereto), dated as of July 3, 2000, as modified in the Purchaser Agreement, dated November 2, 2000 (the "Subscription Agreements"), upon issuance and payment in accordance with the terms of the Subscription Agreements and the terms of the notes, will be legally issued, fully paid and non-assessable; and

                  (b) the shares of Common Stock issuable upon exercise of warrants (the "Warrants") issued pursuant to the terms of the Subscription Agreements and the Credit Agreement, upon issuance and payment in accordance with the terms of the Subscription Agreements, the Credit Agreement, and the Warrants, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.

                                                              Very truly yours,

                                                           /S/PARKER CHAPIN LLP
                                                              PARKER CHAPIN LLP


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WealthHound.com, Inc.
February 12, 2001
Page 3


                                   SCHEDULE I

                                LIST OF INVESTORS

Amro International, S.A.

Celeste Trust Reg.

Esquire Trade & Finance Inc.

The Keshet Fund L.P.

Keshet L.P.

Nesher Ltd.

Talbiya B. Investments Ltd.